                                                                     EXHIBIT 4.9

            AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDMENT dated as of August 26, 2004, by and among the financial institutions whose signatures appear below (individually a "Bank," collectively the "Banks"), Comerica Bank, as Administrative Agent for the Banks (in such capacity, "Agent"), and Olympic Steel, Inc., an Ohio corporation (the "Company").

         RECITALS:

         A. Company, Agent and Comerica Bank, Fifth Third Bank, Standard Federal Bank N.A., Bank of America (successor by merger to Fleet Capital Corporation) and KeyBank National Association are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2002, as previously amended ("Credit Agreement").

         B. Company, the Banks and Agent desire to amend the Credit Agreement as set forth below.

         NOW THEREFORE, the parties agree as follows:

         1 The definitions of "Letter of Credit Maximum Amount" and "Revolving Credit Aggregate Commitment" set forth in Section 1.1 of the Credit Agreement are amended to read as follows:

              "'Letter of Credit Maximum Amount' shall mean Twenty Five Million Dollars ($25,000,000).

              'Revolving Credit Aggregate Commitment' shall mean One Hundred Ten Million Dollars ($110,000,000) subject to reduction or termination under Section 2.13, 2.14 or 9.2 hereof."

         2. Schedule 1.2 of the Agreement is amended to read in the form annexed hereto.

         3. The Obligations, as increased by this Amendment, continue to be secured by the liens on and security interest in the Collateral under terms of the Collateral Documents.

         4. Company agrees to pay to the Agent upon execution of this Amendment, for the account of the Banks executing this Amendment, on a pro rate basis for all such executing Banks, a non-refundable amendment fee equal to $50,000.

         5. Except as expressly modified hereby, all the terms and conditions of the Credit Agreement shall remain in full force and effect.

         6. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by Company set forth in Sections 6.1 through
6.19 and 6.21 through 6.24 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1of the Credit Agreement; and
(d) no Default or Event of Default has occurred and is continuing as of the date hereof.

         7. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

         8. This Amendment may be signed in counterparts.


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         9. This Amendment shall become effective (according to the terms and as of the date hereof) upon satisfaction by Company of the following conditions:

                  (a) Agent shall have received counterpart originals of this Amendment, in each case duly executed and delivered by Company, the Agent, the Banks, and the Guarantors and originals of the Loan Documents identified on the Closing Agenda annexed hereto duly executed by the parties thereto and, where applicable, in recordable form; and

                  (b) Company shall have paid to the Agent for the benefit of the Banks the fee required in Paragraph 4, above.


         WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,                                               OLYMPIC STEEL, INC.
as Agent

By:                                                           By:
   --------------------------------------------------            --------------------------------------------------

Its:                                                          Its:
    -------------------------------------------------             -------------------------------------------------



SWING LINE BANK:                                              COMERICA BANK



                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------



ISSUING BANK:                                                 COMERICA BANK

                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------


BANKS:                                                        COMERICA BANK


                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------


                                                              STANDARD FEDERAL BANK N.A.

                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------

                                                              FIFTH THIRD BANK

                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------


                                                              BANK OF AMERICA, SUCCESSOR BY MERGER TO FLEET CAPITAL CORPORATION

                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------


                                                              KEYBANK NATIONAL ASSOCIATION

                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------

Acknowledged by the undersigned Guarantor as of August 26, 2004.

                                                              GUARANTORS:
                                                              OLYMPIC STEEL LAFAYETTE, INC.

                                                              By:
                                                                  ------------------------------------------------

                                                              Its:
                                                                  -----------------------------------------------


                                                              OLYMPIC STEEL MINNEAPOLIS, INC.

                                                              By:
                                                                  -------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------


                                                              OLYMPIC STEEL IOWA, INC.

                                                              By:
                                                                  ----------------------------------------------------

                                                              Its:
                                                                  ----------------------------------------------------


                                                              OLY STEEL WELDING, INC.

                                                              By:
                                                                 -------------------------------------------------

                                                              Its:
                                                                -------------------------------------------------

                                                              OLYMPIC STEEL RECEIVABLES,  L.L.C.

                                                              By:--------------------------------------------------------

                                                              Its:--------------------------------------------------------